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                                                                   Exhibit 3.1.2

                              AMENDED AND RESTATED

                 CERTIFICATE OF INCORPORATION OF MEDSCAPE, INC.

         Paul T. Sheils hereby certifies that:

         1. The present name of this corporation is Medscape, Inc. (the "Corporation"). The Corporation was originally incorporated under the name Medscape (DEL.), Inc., and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is August 25, 1998, as amended on December 23, 1998, March 5, 1999, May 17, 1999 and July __, 1999.

         2. He is the duly elected President of the Corporation.

         3. The Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated to read as follows:

         FIRST: The name of the Corporation is Medscape, Inc.

         SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

         THIRD: The address of the registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801, and the name of the registered agent of the Corporation in the State of Delaware is The Corporation Trust Company in the County of New Castle.

         FOURTH: (A) The total number of shares of all classes of stock which the Corporation is authorized to issue is sixty-two million seven hundred ninety-five thousand eleven (62,795,011), of which thirty-five million eight hundred ninety-seven thousand two hundred eight (35,897,208) shares shall be Class A Common Stock with a par value of one cent ($.01) per share, twenty-one million, five hundred forty-one thousand, one hundred sixty (21,541,160) shares shall be Class B (NonVoting) Common Stock with a par value of one cent ($.01) per share, and five million three hundred fifty-six thousand six hundred forty-three (5,356,643) shares shall be Preferred Stock with a par value of one cent ($.01) per share.

         (B) The Class A Common Stock and the Class B (NonVoting) Common Stock (collectively the "Common Stock") shall have identical powers, rights, preferences, limitations and other characteristics, share for share, except that as otherwise required by law, the holders of shares of the Class B (NonVoting) Common Stock shall not have any voting power or vote for the election of directors or vote for any other purpose. Upon consummation of a firm commitment underwritten public offering of any class of common stock of the Corporation filed pursuant to a registration statement under the Securities Act of 1933, as amended (a "Public Offering") or immediately prior to the consummation of a "Corporate Change" (as hereafter defined), all shares of Class B Common Stock shall automatically convert on a one-for-one basis


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                                                                               2

into Class A Common Stock, which shall be redesignated as Common Stock, $.01 par value, of the Corporation. A "Corporate Change" shall mean any event or transaction where: (i) the Corporation shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly owned subsidiary of the Corporation), (ii) the Corporation sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly owned subsidiary of the Corporation), (iii) the Corporation is to be dissolved and liquidated (including pursuant to Section 4(b) hereof), (iv) any person or entity, including a "group" as contemplated by
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Corporation's voting stock (based upon voting power), provided, that the fact that a stockholder is a party to the Amended and Restated Stockholders Agreement dated March 5, 1999 among the Corporation and the other parties thereto, as amended, or any successor agreement thereto and the Stockholders Agreement dated July __, 1999 between the Corporation and CBS Corporation, as amended or any successor agreement thereto (collectively, the "Stockholders Agreement"), shall not be deemed to constitute the formation of a group, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Corporation before such election shall cease to constitute a majority of the Board of Directors of the Corporation.

         (C) The rights, preferences and privileges and qualifications, limitations and restrictions granted to and imposed on the capital stock of the Corporation shall be as set forth below in this Article Fourth. References hereinafter made to Sections shall mean the Sections contained in this Article Fourth (C).

         1. Definitions. As used herein, the following terms shall have the following definitions:

                  (a) "Additional Stock" shall have the meaning set forth in
Section 5(c)(ii) hereof.

                  (b) "Bylaws" shall mean the Bylaws of the Corporation.

                  (c) "Common Stock" shall mean (a) the Corporation's Class A

Common Stock and Class B Common stock, par value $.01 per share, as authorized on the date hereof, and (b) any other capital stock of any class or classes (however designated) of the Corporation, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and


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                                                                               3

liquidating distributions after the payment of dividends and distributions on any shares entitled to preference under this Certificate of Incorporation (as the same may be further amended from time to time).

                  (d) "Common Stock Equivalents" shall have the meaning set forth in Section 5(c)(iii) hereof.

                  (e) "Conversion Price" shall have the meaning set forth in
Section 5(a)(i) hereof.

                  (f) "Conversion Rights" shall have the meaning set forth in
Section 5 hereof.

                  (g) "Convertible Securities" means any indebtedness or shares of stock convertible into or exchangeable for Common Stock.

                  (h) "Effective Price" of shares of Additional Stock means the quotient determined by dividing (i) the total number of such shares of Additional Stock issued or sold, or deemed to have been issued or sold, by the Corporation under Section 5 hereof, into (ii) the consideration received by the Corporation under Section 5 hereof for the issuance of such shares of Additional Stock.

                  (i) "Initial Redemption Date" shall have the meaning set forth in Section 8(c) hereof.

                  (j) "Option" means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                  (k) "Option Holders" shall have the meaning set forth in
Section 8(a) hereof.

                  (l) "Optional Redemption Notice" shall have the meaning set forth in Section 8(c) hereof.

                  (m) "Optional Series C Redemption" shall have the meaning set forth in Section 8(a) hereof.


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                                                                               4

                  (n) "Original Series A Issue Price" means $0.0269 per share of Series A Preferred Stock (appropriately adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series A Preferred Stock).

                  (o) "Original Series C Issue Price" means $4.60 per share of Series C Preferred Stock and Series C-1 Preferred Stock (appropriately adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series C Preferred Stock or Series C-1 Preferred Stock).

                  (p) "Original Series D Issue Price" means $11.72 per share of Series D Preferred Stock (appropriately adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series D Preferred Stock).

                  (q) "Original Series E Issue Price" means $25.00 per share of Series E Preferred Stock (appropriately adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series E Preferred Stock).

                  (r) "Public Offering" means the consummation of an offering of equity securities of the Corporation pursuant to an effective registration statement under the Securities Act under which the aggregate gross proceeds received by the Corporation equals or exceed $20 million.

                  (s) "Qualified Public Offering" means the consummation of an offering of equity securities of the Corporation pursuant to an effective registration statement under the Securities Act under which the public offering price per share is not less than $7.03 per share (as adjusted for any stock split, stock dividend or recapitalization after July __, 1999) and the aggregate gross proceeds received by the Corporation equals or exceed $20 million.

                  (t) "Series A Liquidation Preference" means, as to each share of Series A Preferred Stock, the greater of (i) $.0269 per share, plus all declared but unpaid dividends thereon, if any, as adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series A Preferred Stock or (ii) the amount per share the holders would be entitled to receive if the holders had converted such shares of Series A Preferred Stock into Class A Common Stock immediately prior to the effectiveness of the event constituting the liquidation, dissolution or winding up of the Corporation.

                  (u) "Series C Liquidation Preference" means, as to each share of Series C Preferred Stock and Series C-1 Preferred Stock, the greater of (i) the Original Series C Issue


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                                                                               5

Price plus cumulative dividends thereon at the rate of six percent (6%) per annum, as adjusted for stock splits, reverse stock splits and similar transactions or occurrences with respect to the Series C Preferred Stock or Series C-1 Preferred Stock or (ii) the amount per share the holders would be entitled to receive if the holders had converted such shares of Series C Preferred Stock or Series C-1 Preferred Stock into Class A Common Stock immediately prior to the effectiveness of the event constituting the liquidation, dissolution or winding up of the Corporation.

                  (v) "Series D Liquidation Preference" means, as to each share of Series D Preferred Stock, the greater of (i) the Original Series D Issue Price plus cumulative dividends thereon at the rate of six percent (6%) per annum, as adjusted for stock splits, reverse stock splits and similar transactions or occurrences with respect to the Series D Preferred Stock or (ii) the amount per share the holders would be entitled to receive if the holders had converted such shares of Series D Preferred Stock into Class A Common Stock immediately prior to the effectiveness of the event constituting the liquidation, dissolution or winding up of the Corporation.

                  (w) "Series E Liquidation Preference" means, as to each share of Series E Preferred Stock, the greater of (i) the Original Series E Issue Price plus cumulative dividends thereon at the rate of six percent (6%) per annum, as adjusted for stock splits, reverse stock splits and similar transactions or occurrences with respect to the Series E Preferred Stock or (ii) the amount per share the holders would be entitled to receive if the holders had converted such shares of Series E Preferred Stock into Class A Common Stock immediately prior to the effectiveness of the event constituting the liquidation, dissolution or winding up of the Corporation.

                  (x) "Series C Issuance Date" means October 31, 1997.


                  (y) "Series D Issuance Date" means March 5, 1999.

                  (z) "Series E Issuance Date" means July __, 1999.

         2. Series and Number of Shares. The authorized number of shares of Series A Preferred Stock shall be 788,200, the authorized number of shares of Series C Preferred Stock shall be 1,478,359, the authorized number of shares of Series C-1 Preferred Stock shall be 932,401, the authorized number of shares of Series D Preferred Stock shall be 1,757,683 and the authorized number of shares of Series E Preferred Stock shall be 400,000. Shares of Series A, Series C, Series C-1, Series D and Series E Preferred Stock retired, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not be reissued, sold or transferred.


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                                                                               6

         3. Dividend Rights.

                  (a) The holders of Series D Preferred Stock shall be entitled to receive cumulative compound annual dividends per share at the rate of six percent (6%) of the Original Series D Issue Price (as adjusted for any stock dividends, combinations, or splits with respect to such shares), prior and in preference to any dividends on any other capital stock of the Corporation other than the Series E Preferred Stock. Such dividends shall begin accruing on March 5, 1999, shall be cumulative and shall be payable on the earlier of a Corporate Change or a Public Offering. Notwithstanding the foregoing, in the event that the Corporation files, prior to March 5, 2000, a registration statement under the Securities Act covering the sale of its Common Stock which results in the consummation of the sale of such securities before the later of March 5, 2000 or four months after the date of filing of such registration statement at a public offering price of not less than $7.03 per share (as adjusted for any stock split, stock dividend or recapitalization after July __, 1999), then the cumulative dividend described in this Section 3(a) shall not be due and payable.

                  (b) The holders of Series E Preferred Stock shall be entitled to receive cumulative compound annual dividends per share at the rate of six percent (6%) of the Original Series E Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such shares), prior and in preference to any dividends on any other capital stock of the Corporation other than the Series D Preferred Stock. Such dividends shall begin accruing on the Series E Issuance Date, shall be cumulative and shall be payable on the earlier of a Corporate Change or a Public Offering. Notwithstanding the foregoing, in the event that the Corporation files, prior to the first anniversary of the Series E Issuance Date, a registration statement under the Securities Act covering the sale of its Common Stock which results in the consummation of the sale of such securities before the later of the first anniversary of the Series E Issuance Date or four months after the date of filing of such registration statement, then the cumulative dividend described in this Section 3(b) shall not be due and payable.

                  (c) No dividends shall be declared, paid or set apart on any capital stock of the Corporation until the cumulative dividends set forth in
Section 3(a) and Section 3(b) have been paid on all outstanding shares of Series D Preferred Stock and Series E Preferred Stock (such payments to be made on a pari passu basis). After such payment, any additional dividends declared by the Board of Directors shall be payable (i) first to the holders of shares of Series C Preferred Stock and Series C-1 Preferred Stock on the basis of the shares of Class A Common Stock into which such shares are then convertible at a rate of six percent (6%) of the Original Series C Issue Price per annum (but in no event more than the amount per share paid to the Series D Preferred holders pursuant to Section 3(a) and the Series E Preferred holders


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                                                                               7

pursuant to Section 3(b)) and (ii) then ratably among the holders of shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Class A Common Stock and Class B Common Stock (on the basis of the shares of Class A Common Stock into which such shares are then convertible); provided, that dividends on outstanding shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on any other capital stock of the Corporation with respect to the same dividend period. No dividends shall be payable on the shares of Series A Preferred Stock.

                  (d) With respect to any dividends declared in accordance with
Section 3(c) above, no right shall accrue to holders of Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue any interest. In addition, except for the dividends set forth in Section 3(a) hereof and Section 3(b) hereof, no dividends shall be paid on the Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock if such payment would violate the terms of any instrument governing indebtedness of the Corporation or any directly or indirectly owned subsidiary of the Corporation.

                  4.       Liquidation Preference.

                  (a) Priority. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation legally available for distribution to its shareholders, shall be distributed in the following order of priority:

                  (i) The holders of shares of Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution in such liquidation, dissolution or winding up of any of the assets of the Corporation to the holders of shares of Class A and Class B Common Stock and Series A Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock by reason of their ownership thereof, an amount per share on a pari passu basis equal to the Series D Liquidation Preference for each outstanding share of Series D Preferred Stock then held by them and an amount per share equal to the Series E Liquidation Preference for each outstanding share of Series E Preferred Stock then held by them; the holders of shares of Series C Preferred Stock and Series C-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution in such liquidation, dissolution or winding up of any


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         assets of the Corporation to the holders of shares of Class A and Class
         B Common Stock and Series A Preferred Stock by reason of their ownership thereof, an amount per share equal to the Series C
         Liquidation Preference for each outstanding share of Series C Preferred Stock or Series C-1 Preferred Stock held by them; and the holders of shares of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution in such liquidation, dissolution or winding up of any assets of the Corporation to the holders of shares of Class A and Class B Common Stock by reason of their ownership thereof, an amount per share equal to the Series A Liquidation Preference for each outstanding share of Series A Preferred Stock held by them. If upon the occurrence of any such distribution, the assets of the Corporation thus distributed among the holders of shares of Series A, Series C, Series C-1, Series D and Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets of the Corporation legally available for distribution shall be distributed first to the holders of shares of Series D Preferred Stock and the shares of Series E Preferred Stock pro rata in proportion to the full preferential amounts to which such holders are entitled, second to the holders of shares of Series C Preferred Stock and Series C-1 Preferred Stock and third to the holders of shares of Series A Preferred Stock all payable to the extent that such holders are satisfied in full in accordance with the foregoing priority of distributions.

                  (ii) After the distributions described in Section 4(a)(i) hereof have been made, then, to the extent available, the remaining assets of the Corporation shall be distributed among the holders of shares of Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Class A and Class B Common Stock pro rata based on the number of shares of Class A Common Stock held (or deemed to be held, on an as-converted basis, for the holders of the Series C, Series C-1, Series D and Series E Preferred Stock) by each.

                  (b) Consolidation, Merger, Etc. For purposes of this Section 4, (i) any transaction or series of related transactions involving a consolidation or merger or other corporate reorganization of the Corporation in which the stockholders of the Corporation who were stockholders immediately prior to such consolidation, merger or reorganization own less than 50% of the voting power of the Corporation immediately after such consolidation, merger or reorganization or in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) and in which stockholders of the Corporation who were stockholders immediately prior to such transaction receive less than 50% of the voting power of the surviving corporation, or (ii) a sale, lease or other disposition of all or substantially


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                                                                               9

all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4.

         5. Conversion. The holders of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

              (a)      Right to Convert.

                  (i) Each share of Series A, Series C, Series C-1, Series D and Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time or from time to time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by
         (A) dividing the Original Issue Price for such share by the conversion price (the "Conversion Price") at the time in effect for such share and
         (B) multiplying the quotient obtained by 2.5. The Original Issue Price and the initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price; the Original Issue Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price and the Conversion Price per share for the Series C Preferred Stock shall be $4.29; the Original Issue Price and the initial Conversion Price per share for shares of Series C-1 Preferred Stock shall be $4.29; and the Original Issue Price and the initial Conversion Price per share for shares of Series D Preferred Stock shall be the Original Series D Issue Price and the Original Issue Price and the initial Conversion Price per share for shares of Series E Preferred Stock shall be the Original Series E Issue Price; provided, however, that the Conversion Price for the Preferred Stock shall be subject to adjustment as set forth in Section 5(c) hereof .

                  (ii) Each share of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Class A Common Stock at the Conversion Price at the time in effect for such series, immediately prior to the consummation of the Corporation's sale of its Common Stock in a Qualified Public Offering and each share of Series E Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Class A Common Stock at the Conversion Price at the time in effect for such shares, immediately prior to the consummation of the Corporation's sale of its Common Stock in a Public Offering; provided, however, that the Conversion Price for the Series E Preferred Stock shall be subject to adjustment in


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         connection with the consummation of a Public Offering as provided in clause (c) of this Section 5 in the event that the public offering price in such Public Offering is less than the Conversion Price for the Series E Preferred Stock as in effect immediately prior thereto. In addition, (1) each share of Series A Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Class A Common Stock at the Conversion Price at the time in effect for such series in the event that the holders of at least 70% of the Series A Preferred Stock then outstanding consent in writing to such conversion; and (2) each share of Series C Preferred Stock and Series C-1 Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Class A Common Stock at the Conversion Price at the time in effect for such series in the event that the holders of at least 70% of the Series C Preferred Stock and Series C-1 Preferred Stock then outstanding consent in writing to such conversion.

                  (b) Mechanics of Conversion. Before any holder of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be entitled to convert any of such shares into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock and shall give written notice by mail, postage prepaid, or hand delivery, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holders of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, or to the nominee or nominees of such holders, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering the Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Class A Common Stock issuable upon such conversion of the Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D

Preferred Stock or Series E Preferred Stock, as the case may be, shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                  (c) Conversion Price Adjustments of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. The Conversion Price of the Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be subject to adjustment from time to time as follows:

                           (i) (A) Upon each issuance (or deemed issuance
                  pursuant to the provisions hereof) by the Corporation of any Additional Stock after the Series D Issuance Date, without consideration or for an Effective Price per share less than the Conversion Price with respect to any series of Preferred Stock in effect immediately prior to the issuance (or deemed issuance) of such Additional Stock, then (1) the Conversion Price for the Series E Preferred Stock in effect immediately prior to each issuance (or deemed issuance) shall be adjusted to reflect two hundred and fifty percent (250%) of the Effective Price of the Additional Stock so issued until the Conversion Price for the Series E Preferred Stock has been adjusted downward to $17.58 per share, (2) the Conversion Price for the Series D Preferred Stock in effect immediately prior to each issuance (or deemed issuance) shall be adjusted to reflect the Effective Price of the Additional Stock so issued until the Conversion Price for the Series D Preferred Stock has been adjusted downward to $8.68 per share and (3) the Conversion Prices for the Series A Preferred Stock, the Series C Preferred Stock and the Series C-1 Preferred Stock, the Conversion Price of the Series E Preferred Stock once it has been adjusted downward to $17.58 in accordance with subparagraph (1) above and the Conversion Price of the Series D Preferred Stock once it has been adjusted downward to $8.68 in accordance with subparagraph (2) above, in effect immediately prior to each issuance (or deemed issuance) shall be adjusted to a price determined by multiplying such Conversion Price by a fraction, (i) the numerator of which shall be the number of outstanding shares of Common Stock and shares of Common Stock then issuable upon exercise or conversion of outstanding securities of the Corporation immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received (or deemed received) by the Corporation for such issuance would purchase at such Conversion Price; and (ii) the denominator of which shall be the number of outstanding shares of Common Stock and shares of Common Stock then issuable upon exercise or conversion of outstanding securities of the Corporation immediately after such issuance including the Additional Stock so issued.

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               (B) No adjustment of the Conversion Price for the Preferred Stock shall be made in an amount less than one-half of one cent ($0.005) per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment to the Conversion Price. No adjustment of the Conversion Price for any series of Preferred Stock pursuant to this Section 5(c)(i) shall have the effect of increasing such Conversion Price for such series above the Conversion Price for such series in effect immediately prior to such adjustment.

               (C) In the case of the issuance of securities of the Corporation for cash, the amount of consideration received by the Corporation for such securities shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

               (D) In the case of the issuance of securities of the Corporation for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to have a dollar value equal to the fair market value of such noncash consideration, irrespective of any accounting treatment thereof, as determined by the Board of Directors.

               (E) In the case of the issuance (whether before, on or after the Series D Issuance Date) of Options or Convertible Securities, the following provisions shall apply for all purposes of this Section 5(c)(i) and Section 5(c)(ii) hereof:


                   (1) With respect to Options to purchase Class A or Class B Common Stock, the aggregate maximum number of shares of Common Stock deliverable upon exercise of such Options shall be deemed to have been issued at the time such options were issued and for a consideration equal to the consideration (determined in the manner provided in Section 5(c)(i)(C) and Section 5(c)(i)(D) hereof), if any, received by the Corporation for such Options plus the minimum exercise price provided in such Options for Common Stock covered thereby.

                   (2) With respect to Convertible Securities and Options to purchase Convertible Securities, the aggregate maximum number of shares of Common Stock deliverable upon the conversion or exchange of any such Convertible Securities and the aggregate maximum number of shares of Common Stock issuable upon the exercise of such Options to purchase Convertible Securities and the subsequent conversion or exchange of such Convertible Securities shall be deemed to have been issued at the time such Convertible

Securities or such Options were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such Convertible Securities and Options (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such Convertible Securities or the exercise of such Options and the conversion or exchange of the Convertible Securities issuable upon exercise of such Options (the consideration in each case to be determined in the manner provided in Section 5(c)(i)(C) and 5(c)(i)(D) hereof).

                   (3) In the event of any change in the number of shares of Common Stock deliverable, or in the consideration payable to the Corporation, upon exercise of such Options or upon conversion or exchange of such Convertible Securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the applicable Conversion Prices of the Series A, C, C-1, D and E Preferred Stock, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such Options or the conversion or exchange of such Convertible Securities.

                   (4) Upon the expiration or termination of any such Options or any such rights to convert or exchange Convertible Securities, the applicable Conversion Prices of the Series A, C, C-1, D and E Preferred Stock, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Options and Convertible Securities which remain in effect) that were actually issued upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities.

                   (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 5(c)(i)(E)(1) and (2) hereof shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 5(c)(i)(E)(3) or (4) hereof.

                        (ii) "Additional Stock" shall mean any shares of Common
            Stock issued (or deemed to have been issued pursuant to Section 5(c)(i)(E) hereof) by the Corporation after the Series D Issuance Date other than:

                              (a) Common Stock issued pursuant to a transaction
               described in Section 5(c)(iii) hereof;

                              (b) shares of Common Stock or options to purchase
               such Common Stock issued or to be issued to officers, employees or directors of, or consultants to, the Corporation, pursuant to any agreement, plan or arrangement approved by the Board of Directors of the Corporation;

                              (c) Common Stock issued or issuable upon
               conversion of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock;

                              (d) Common Stock issued or to be issued by the
               Corporation pursuant to equipment lease financing arrangements with equipment lessors, or Common Stock reissued after the repurchase thereof by the Corporation as a result of any termination of a restricted stock purchase agreement or other employee equity plan or arrangement to which the Corporation is a party, which are approved by the Board of Directors; and

                              (e) warrants to purchase up to 22,500 shares of
               Class A Common Stock (and the Common Stock issuable upon exercise thereof).



                        (iii) In the event the Corporation at any time or from
            time to time after the Series E Issuance Date fixes a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the applicable Conversion Prices of the Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be appropriately decreased so that the number of shares of Class A Common Stock issuable on conversion of each share of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares issuable with respect to Common Stock Equivalents, with the number of shares issuable with respect to Common

            Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 5(c)(i)(E) hereof.

                        (iv) If the number of shares of Common Stock outstanding
            at any time after the Series E Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the applicable Conversion Prices for the Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be appropriately increased so that the number of shares of Class A Common Stock issuable on conversion of each share of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be decreased in proportion to such decrease in the outstanding shares of Common Stock.

                   (d) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 5(c)(iii) hereof, then, in each such case for the purpose of this Section 5(d), the holders of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were holders of the number of shares of Class A Common Stock into which their shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are convertible as of the record date fixed for the determination of the holders of shares of Common Stock entitled to receive such distribution.

                   (e) Recapitalization. If at any time or from time to time there shall be a recapitalization of Common Stock (other than a subdivision, combination or consolidation, merger or sale of assets or stock transaction otherwise provided for herein), provision shall be made so that each holder of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall thereafter be entitled to receive, upon conversion of the Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, the number of shares of stock or other securities or property of the Corporation or otherwise, receivable upon such recapitalization by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock could have been converted immediately prior to such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustments of the applicable Conversion Prices then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                   (f) No Impairment. The Corporation will not, by amendment of this Certificate of Incorporation or through any reorganization, recapitalization or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of shares of the Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock against impairment.

                   (g) No Fractional Shares. No fractional shares shall be issued upon conversion of the Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, and the number of shares of Class A Common Stock to be issued shall be rounded down to the nearest whole share, and there shall be no payment to a holder of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock for any such rounded fractional share. Whether or not fractional shares result from such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock the holder is at the time converting into Class A Common Stock and the number of shares of Class A Common Stock issuable upon such aggregate conversion.

                   (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Prices of the Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the applicable Conversion Prices at the time in effect and (iii) the number of shares of Class A Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock.

                   (i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                   (j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, then in addition to such other remedies as shall be available to the holder of such shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes.

                   (k) Notices. Any notice required by the provisions of this
Section 5 to be given to the holders of shares of Series A Preferred Stock, Series C Preferred Stock, Series

C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be deemed given when received if delivered via courier or sent by facsimile, by telex, or by United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

            6. Status of Converted Stock. In the event any shares of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are converted pursuant to Section 5 hereof, the shares so converted shall be canceled, retired and eliminated and shall not be reissued by the Corporation.

            7. Voting Rights.

                   (a) Each holder of a share of Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have the right to one vote for each share of Class A Common Stock into which such Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share).

                   (b) The Board of Directors of the Corporation shall be determined and shall be elected in accordance with the provisions of the Stockholders Agreement.

                   (c) At any meeting called for the purpose of electing directors, the presence in person or by proxy of the holders of record of a majority in interest of the Corporation's voting securities shall constitute a quorum for the election of directors to be elected by such holders.

                   (d) Any action required to be taken at any meeting of stockholders, or any action which may be taken at any meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action as taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing.

                   (e) Except as otherwise provided in this Certificate of Incorporation of the Corporation or by applicable law, the holders of shares of Series A Preferred Stock, Series C

Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation and applicable law, and shall vote, together with the holders of shares of Class A Common Stock (and any other class or series of stock entitled to vote together as one class with the Class A Common Stock), with respect to any question upon which holders of shares of Class A Common Stock have the right to vote, as a single class.

            8. Optional Redemption of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock.

                   (a) Series C Preferred Stock. Subject to the provisions of
Section 8(b) and Section 8(c) below, at any time after five (5) years from the Series C Issuance Date, but in no event more frequently than once per year, the holders of at least sixty percent (60%) (the "Option Holders") of the then outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock, voting together as a class, may notify the Corporation that all or some of the shares of Series C Preferred Stock and Series C-1 Preferred Stock held by such holders shall be redeemed (an "Optional Series C Redemption"). Upon its receipt of such notice, the Corporation shall (to the extent it is then lawfully able to do so), but subject to the provisions of Section 8(b) and Section 8(c) below, redeem from the holders requesting such redemption (including those holders who later request redemption on a timely basis as hereinafter provided) the outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock specified in said request by payment in cash in respect of each share redeemed of an amount equal to the Series C Liquidation Preference. Upon receipt of any such request as to an Optional Series C Redemption, the Corporation shall promptly give written notice of the redemption request to each nonrequesting holder of record of the shares of Series C Preferred Stock and Series C-1 Preferred Stock and to each holder of shares of Series E Preferred Stock and Series D Preferred Stock, postage prepaid, at the post office address last shown on the records of the Corporation. With respect to an Optional Series C Redemption, nonrequesting holders of shares of Series C Preferred Stock and Series C-1 Preferred Stock shall have thirty (30) days from the date such notice is mailed to request in writing redemption of their Series C Preferred Stock and Series C-1 Preferred Stock on the terms contained herein and on the date of redemption set forth in Section 8(c), and all such requests shall be deemed to have been received by the Corporation on the date of the initial request by the Option Holders. Notwithstanding the foregoing, if the Series D Preferred Stock has elected to be redeemed pursuant to Section 8(b) below and/or if the Series E Preferred Stock has elected to be redeemed pursuant to Section 8(c) below, no payments shall be made with respect to this Section 8(a) until the Series D Liquidation Preference (including any principal, interest or other amounts represented by a promissory note) with respect to each share of Series D Preferred Stock then outstanding shall have been paid in full and/or the Series E

Liquidation Preference (including any principal, interest or other amounts represented by a promissory note) with respect to each share of Series E Preferred Stock then outstanding shall have been paid in full.

                   (b) Series D Preferred Stock. If (i) the Series D Preferred Stock has not been converted to Common Stock pursuant to Section 5(a) (ii) on or before March 5, 2004 or (ii) in the event that any other capital stock of the Corporation (or any securities convertible into or exercisable or exchangeable into capital stock of the Corporation) is to be redeemed for any reason, upon the election (the "Series D Election") by the holders of sixty-six and two-thirds of the then outstanding shares of Series D Preferred Stock, the Corporation shall redeem all of the shares of Series D Preferred Stock by paying a per share sum equal to the Series D Liquidation Preference. The Series D Liquidation Preference shall be paid on a pari passu basis with the Series E Liquidation Preference (if the Series E Preferred Stock has elected to be redeemed pursuant to Section 8(c) below) and before any redemption payment is made in respect of any other capital stock of the Corporation (or any securities convertible into or exercisable or exchangeable into capital stock of the Corporation). The Corporation shall pay to each holder of Series D Preferred Stock (who has not converted pursuant to Section 5 prior to the date of such redemption) on the 90th day after the date of the Series D Election the Series D Liquidation Preference in cash in an amount equal to one-third of the Series D Liquidation Preference and in the form of a promissory note in an aggregate amount equal to two-thirds of the Series D Liquidation Preference. The note shall bear interest, compounded quarterly, through the date of payment, at the Defined Rate (as defined herein) on the Initial Redemption Date (as defined below), such rate to be computed on the basis of a 360-day year. Payments on the promissory note shall be payable in two annual installments on each of the first and second anniversaries of the Initial Redemption Date (each a "Redemption Date") for such Series D Preferred Stock unless such anniversary falls on a day which is not a business day in San Francisco, California, in which case the applicable redemption installment shall be due and payable on the next business day.

                   (c) Series E Preferred Stock. If (i) the Series E Preferred Stock has not been converted into Common Stock pursuant to Section 5(a)(ii) on or before the fifth anniversary of the Series E Issuance Date or (ii) in the event that any other capital stock of the Corporation (or any securities convertible into or exercisable or exchangeable into capital stock of the Corporation) is to be redeemed for any reason upon the election (the "Series E Election") by the holders of sixty-six and two-thirds of the then outstanding shares of Series E Preferred Stock, the Corporation shall redeem all of the shares of Series E Preferred Stock by paying a per share sum equal to the Series E Liquidation Preference. The Series E Liquidation Preference shall be paid on a pari passu basis with the Series D Liquidation Preference (if the Series D Preferred Stock has elected to be redeemed pursuant to Section 8(b) above) and before any redemption payment is made in respect to any other capital stock of the Corporation (or any securities convertible into or exercisable or exchangeable into capital stock of the Corporation). The Corporation shall pay to each holder of Series E Preferred Stock (who has not converted pursuant to Section 5 prior to the date of such redemption) on the 90th day after the date of the Series E Election, the Series E Liquidation Preference in cash in an amount equal to one-third of the Series E Liquidation Preference and in the form of a promissory note in an aggregate amount equal to two-thirds of the Series E Liquidation Preference. The note shall bear interest, compounded quarterly, through the date of payment, at the Defined Rate (as defined below) on the Initial Redemption Date (as defined below), such rate to be computed on the basis of a 360-day year. Payments on the promissory note shall be payable in two annual installments on each of the first and second anniversaries of the Initial Redemption Date for such Series E Preferred Stock unless such anniversary falls on a day which is not a business day in Atlanta, Georgia, in which case the applicable redemption installment shall be due and payable on the next business day.

                   (d) Redemption Date. Subject to Section 8(b) and Section 8(c), the Corporation shall redeem the shares of Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to be redeemed hereunder no later than ninety (90) days after the date of the request by the initially requesting holders of shares of Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be. Such date shall be the "Initial Redemption Date" as described herein.

                   (e) Procedure. At least thirty (30) days prior to the Initial Redemption Date, written notice shall be mailed, postage prepaid, to the holder of record of shares of Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to be redeemed, at such holder's post office address last shown on the records of the Corporation, notifying such holder of the redemption of such shares to be redeemed at that time, specifying the Initial Redemption Date, the applicable redemption price, and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Optional Redemption Notice"). On or after the Initial Redemption Date, each holder of shares of Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to be redeemed shall surrender such holder's certificate or certificates representing shares to the Corporation, in the manner and at the place designated in the Optional Redemption Notice, and thereupon the applicable redemption price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner of such shares and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                   (f) Insufficient Funds. If the funds of the Corporation legally available for redemption of shares of Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to be redeemed on such date, those funds that are legally available shall be used to redeem the maximum number of shares of Series D Preferred Stock and Series E Preferred Stock first ratably among the holders of such shares to be redeemed. To the extent that funds remain after payment of the full Series D Liquidation Preference (including any and all principal, interest and other amounts represented by any promissory notes issued to the holders upon redemption and the full Series E Liquidation Preference (including any and all principal, interest and other amounts represented by any promissory notes issued to the holders upon redemption)), those funds will be used to redeem the maximum number of shares of Series C Preferred Stock and Series C-1 Preferred Stock ratably. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for redemption of shares of Preferred Stock such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed, at a price per share equal to the applicable redemption price (as previously determined), plus interest, compounded quarterly and calculated on the basis of a 360 day year, on the Initial Redemption Price at the Defined Rate (as defined hereinafter) accrued from and after the Initial Redemption Date to the date of actual redemption. As used herein, the "Defined Rate" shall mean a rate per annum equal to (i) the highest rate then paid by the Corporation for indebtedness for borrowed money, plus one hundred (100) basis points, or (ii) if the Corporation has no indebtedness for borrowed money then outstanding, then ten percent (10%), but in no event more than the maximum amount permissible by law.

                   (g) Limitation on Optional Redemption of Series C and C-1 Preferred Stock. If the aggregate Series C Liquidation Preference payable on a Redemption Date exceeds fifty percent (50%) of the Corporation's cumulative retained earnings (as adjusted to reflect previous repurchases), calculated in accordance with generally accepted accounting principles consistently applied, on such date, then the Corporation only need redeem the maximum number of shares of Series C Preferred Stock and Series C-1 Preferred Stock ratably among the holders of such shares to be redeemed, such that the aggregate Series C Liquidation Preference does not exceed fifty percent of cumulative retained earnings. The shares of Series C Preferred Stock and

Series C-1 Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At the end of each fiscal quarter thereafter when the Corporation has generated additional retained earnings, fifty percent of such additional retained earnings shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed, at a price per share equal to the Series C Liquidation Preference (as previously determined), plus interest, compounded quarterly and calculated on the basis of a 360 day year, on the Series C Liquidation Preference at the Defined Rate accrued from and after the Redemption Date to the date of actual redemption.

                   (h) Deposit of Optional Redemption Price. On or prior to the Initial Redemption Date, the Corporation shall deposit the redemption price with respect to all shares of Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock designated for redemption in the Optional Redemption Notice, the Series D Election or the Series E Election and not yet redeemed with a bank or trust company having aggregate capital and surplus in excess of $50,000,000.00 as a trust fund for the benefit of the respective holders of the shares designated for the redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the redemption price for such shares to their respective holders on or after the Initial Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his shares certificate to the Corporation pursuant to Section 8(d) hereof, subject to the priority provision contained in Section 8(b) and Section 8(c) providing for payment of the Series D Liquidation Preference and/or the Series E Liquidation Preference in absolute priority to the redemption payments to other shareholders. Such instructions shall also provide that any funds deposited by the Corporation pursuant to this
Section 8(h) for the redemption of shares subsequently converted into shares of Common Stock no later than the third (3rd) day preceding the Initial Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section 8(h) remaining unclaimed at the expiration of two (2) years following the Initial Redemption Date shall be returned to the Corporation upon its request expressed in a resolution of its Board of Directors; provided, however, that the Corporation's obligation to pay the applicable redemption price shall continue.

                   (i) Notwithstanding any provision of this Section 8 to the contrary, the Corporation shall not make any redemption payments in respect of its capital stock (or any securities convertible into or exercisable or exchangeable into capital stock of the Corporation), from and after any election by the holders of the Series D Preferred Stock and/or the holders of the Series E Preferred Stock to cause such shares to be redeemed hereunder unless and until the aggregate Series D Liquidation Preference in respect of the shares of Series D Preferred Stock

(including, without limitation, any principal, interest and any other amounts due on any promissory notes issued to such holders upon redemption) and/or the aggregate Series E Liquidation Preference in respect of the shares of Series E Preferred Stock (including, without limitation, any principal, interest and any other amounts due on any promissory notes issued to such holders upon redemption) shall have been paid in full.

                   (j) The Corporation will not, by amendment of its Certificate if Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 8 and in taking all action as may be necessary or appropriate to protect the redemption rights of the holders of the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock against impairment.

            9. Common Stock.

                   (a) Dividend Rights. The holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any asset of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors, subject to the preference, liquidation and participation rights of the Series A Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, more fully set forth in Sections 3 and 4 hereof.

                   (b) Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 4 hereof.

                   (c) Redemption. Common Stock is not redeemable without the consent of the holder thereof.

                   (d) Voting Rights. The holder of each share of Class A Common Stock shall have the right to one vote, and shall be entitled to notice of any meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Class B Common Stock shall have no voting rights.

            10. Restrictions and Limitations. (a) So long as shares of Series C Preferred Stock, Series C-1 Preferred Stock or Series D Preferred Stock remain outstanding, the Corporation shall not, without the consent of the holders of a majority of the Series C Preferred Stock and Series C-1 Preferred Stock then outstanding, voting together as a separate class, and the consent of the holders of sixty-six and two-thirds of the Series D Preferred Stock then outstanding, voting as a separate class.

                   (i) Authorize or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Series D Preferred Stock as to dividend rights or redemption rights or liquidation preferences;

                   (ii) Pay, declare or set aside any dividend on any equity security not in accordance with Sections 3 and 4 hereof;

                   (iii) Authorize or enter into any merger, consolidation, recapitalization or reorganization, or sale of substantially all of its assets unless in such merger, consolidation, recapitalization, reorganization or sale the holders of the Series D Preferred receive at least $17.58 (as adjusted for stock splits, reverse stock splits and similar type transactions or occurrences after March 5, 1999) per share of Series D Preferred Stock; or

                   (iv) Repurchase or acquire its own shares other than pursuant to this Certificate of Incorporation or in connection with shares held by employees upon the termination of such employee's employment with the Corporation pursuant to the terms and conditions of an employment agreement previously approved by the Corporation's Board of Directors.

            (b) So long as shares of Series E Preferred Stock remain outstanding, the Corporation shall not, without the consent of the holders of sixty-six and two-thirds of the Series E Preferred Stock then outstanding, voting as a separate class, effect any of the transactions described in subclauses (i), (ii) or (iv) of clause (a) of this Section 10.

            (c) So long as shares of Series C Preferred Stock or Series C-1 Preferred Stock remain outstanding, the Corporation shall not, without the consent of the holders of a majority of the Series C Preferred Stock and Series C-1 Preferred Stock then outstanding, voting together as a separate class, amend or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation if such amendment would change any of the rights, preferences or privileges provided herein for the benefit of, or adversely affect, the Series C Preferred Stock or Series C-1 Preferred Stock.

            (d) So long as shares of Series D Preferred Stock remain outstanding, the Corporation shall not, without the consent of the holders of sixty-six and two-thirds of the Series D Preferred Stock then outstanding, voting as a separate class, amend or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation if such amendment would change any of the rights, preferences or privileges provided herein for the benefit of, or adversely affect, the Series D Preferred Stock.

            (e) So long as shares of Series E Preferred Stock remain outstanding, the Corporation shall not, without the consent of the holders of sixty-six and two-thirds of the Series E Preferred Stock then outstanding, voting as a separate class, amend or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation if such amendment would change any of the rights, preferences or privileges provided herein for the benefit of, or adversely affect, the Series E Preferred Stock.

            FIFTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any matter in respect of which such director shall be liable under
Section 174 of the Delaware General Corporation Law or any amendment thereto or successor provision thereof, or (iv) any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended hereafter to authorize further elimination or limitation of liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware. Neither the amendment nor repeal of this Article FIFTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article FIFTH, shall eliminate or reduce the effect of this Article FIFTH in respect of any matter occurring, or any cause of action, suit, or claim that, but for this Article FIFTH, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision. The Corporation shall, to the full extent permitted by
Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it has the power to indemnify pursuant thereto.

                                       ***

            4. The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation's Board of Directors and stockholders in accordance with the provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation this __ day of July, 1999 and declares under the penalty of perjury that the matters set forth in the foregoing Certificate are true of his own knowledge.



                                         ---------------------
                                         Paul T. Sheils
                                         President and Chief Executive Officer